Exhibit 99.1

iGATE Reports Strong Second Quarter 2010 results

FREMONT, CA, July 14, 2010 – iGATE (NASDAQ:IGTE) the first business outcomes driven integrated Technology and Operations (iTOPS) solutions provider today announced its financial results for the second quarter ended June 30, 2010.

Second quarter highlights

•	Revenues were $66.8 million compared to $46.8 million made in the corresponding quarter previous year

•	Achieved 38.1% gross margin and 16.7% net margin

•	Diluted earnings per share was $0.20, a 82% increase over corresponding quarter previous year

•	8,158 employees as of June 30, 2010; net addition of 801 employees during the quarter

•	4 new customers added in the quarter

•	Awarded LEED (Leadership in Energy and Environmental Design) GOLD certificate for the new delivery facility in Bangalore, India

•	Expanded the global delivery facility in Guadalajara, Mexico

“We are pleased with the strong growth generated in the second quarter of 2010,” said Phaneesh Murthy, Chief Executive Officer of iGATE Corporation. “We think there is a window of opportunity for a differentiated company like iGATE to build scale. We are encouraged by the new client wins and the quality of prospects we are talking to. We have increased investments in sales, marketing and consulting to try and close more deals.”

“We had a good quarter and are encouraged by the strong earnings and cash flow. However, salary increase and substantial hiring has caused a short term pressure on margins” said Sujit Sircar, Chief Financial Officer of iGATE Corporation.

Second quarter operating results

Revenues for the quarter were $66.8 million a 42.7% increase from $46.8 million in the same period last year. Gross margin was 38.1% compared to 38.2% in the corresponding quarter last year.

Operating income for the quarter grew to $11.5 million from $7.2 million in the same period last year. Operating margin was 17.2% up from 15.3% in the corresponding quarter last year.

Net income was $11.2 million, or $0.20 per diluted share, compared to net income of $6.1 million or $0.11 per diluted share in the same period last year. Net income was 16.7% compared to 12.9% in the corresponding quarter last year.

As of June 30, 2010, the company’s cash and cash equivalents and short-term investments increased to $104.4 million from $96.8 million.

Key customer wins and significant projects during the quarter

iGATE is helping a high-tech client in its recent acquisition by providing program management and application migration services.

A Fortune 500 insurance company contracted with iGATE to build a mobile web solution that will allow customers to easily model their retirement plan via a mobile device. The solution will make it easier for the insurance company to enroll clients into the retirement plan and thereby generate more revenue.

A leading global financial services firm has engaged iGATE to provide a host of strategic iTOPS consulting services in order to design a business outcome-based model.

Important events during the quarter

•	Named by IAOP as a Leading IT Vendor for the Insurance Industry

•	Selected among the Best Outsourcing Providers for the Discrete Manufacturing Industry

•	Named to IAOP’s Global Outsourcing 100 List

•	Named among the Leading Providers of Outsourcing Services in Canada and the U.K.

•	iGATE’s Annual Report 2009, won the Bronze Award from the League of American Communications Professionals LLC (LACP) in the 2009 Vision Award Annual Report Competition

Conference Call and Webcast

iGATE will host a telephonic conference call on Wednesday, July 14, 2010 at 8:00 a.m. Eastern time to discuss the results of its second quarter ended June 30, 2010. A live webcast of this conference call will be available on our web site at www.igate.com. A replay of the call will be available until July 21, 2010.

About iGATE

iGATE (NASDAQ:IGTE) is the first Business Outcomes driven integrated Technology and Operations (iTOPS) solutions provider with a global delivery model. iGATE enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Our unique business model aligns with the client’s strategic objectives to achieve operational efficiencies, increase cost variability and rationalize their current operating environment. iGATE has over 8,000 employees and 7 development centers in Australia, India, Japan, Malaysia and Mexico. iGATE has offices in 12 countries and 4 continents. With industry expertise spanning 16 years, iGATE has developed the right solutions with its Business Outcomes driven approach for industry verticals – Banking, Insurance, Manufacturing, Retail, Health Care, Media & Entertainment and Telecom & Hi-Tech. For more information, please visit www.igate.com

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2009.

Investor Contact:

Araceli Roiz

+ 1 510 896 3007

araceli.roiz@igate.com

Media Contact:

Rathnam Subramanyam

+91 9741662000

pr@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$18,854	$29,565
Short-term investments	85,559	67,192
Accounts receivable, net	32,941	24,533
Unbilled revenues	13,613	9,636
Prepaid expenses and other current assets	4,702	4,628
Foreign exchange derivative contract	381	—
Prepaid income taxes	2,247	4,247
Deferred tax assets	1,476	31
Receivable from Mastech Holding Inc.	135	87

Total current assets	159,908	139,919

Deposits and other assets	6,465	4,482
Property and equipment, net	43,250	42,682
Deferred tax assets	9,947	8,474
Goodwill	30,570	30,517
Intangible assets, net	1,710	2,086

Total assets	$251,850	$228,160

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,135	$1,515
Accrued payroll and related costs	14,135	14,173
Accrued expenses	16,764	14,160
Foreign exchange derivative contracts	—	1,097
Other current liabilities	3,947	3,843
Restructuring reserve	56	101
Deferred revenue	865	918

Total current liabilities	37,902	35,807

Other long-term liabilities	1,086	1,035

Total liabilities	38,988	36,842

Shareholders’ equity:
Common Stock, par value $0.01 per share	565	561
Additional paid-in capital	183,023	180,278
Retained earnings	54,920	38,228
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(10,932)	(13,035)

Total shareholders’ equity	212,862	191,318

Total liabilities and shareholders’ equity	$251,850	$228,160

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended,		Six Months ended,
	June 30,		June 30,
	2010	2009	2010	2009
Revenues	$66,849	$46,831	$124,739	$91,640
Cost of revenues (exclusive of Depreciation and amortization)	41,390	28,943	76,068	57,662

Gross margin	25,459	17,888	48,671	33,978
Selling, general and administrative	11,843	8,852	21,848	17,438
Depreciation and amortization	2,126	1,867	4,348	3,770

Income from operations	11,490	7,169	22,475	12,770
Other income (expense), net	976	(987)	1,808	(1,740)

Income before income taxes	12,466	6,182	24,283	11,030
Income tax expense (benefits)	1,312	126	1,515	(27)

Net income	$11,154	$6,056	$22,768	$11,057

Distributed earnings per share:
Common stock	$—	$—	$0.11	$0.11
Unvested restricted stock	—	—	0.11	0.11

Basic earnings per share from operations
Common Stock	$0.20	$0.11	$0.41	$0.20
Unvested restricted stock	0.20	0.11	0.41	0.20

Diluted earnings per share from operations	$0.20	$0.11	$0.40	$0.20

Weighted average shares outstanding, Basic	55,810	54,875	55,689	54,835

Weighted average dilutive common equivalent shares outstanding	57,117	55,439	56,941	55,290